                                                                    Exhibit 11.1

                         SAFEWAY INC. AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
                          and Common Share Equivalent
                    (In millions, except per share amounts)

                                                                                  12 Weeks Ended
                                                                    --------------------------------------------
                                                                      September 10, 1994     September 11, 1993
                                                                    ---------------------   --------------------
                                                                     Fully                    Fully
                                                                    Diluted      Primary     Diluted     Primary
                                                                    -------      -------     -------     -------
Income before extraordinary loss                                     $ 63.7      $ 63.7      $ 42.1      $ 42.1
Extraordinary loss                                                     (2.7)       (2.7)        -           -
                                                                     ------      ------      ------      ------
Net income                                                           $ 61.0      $ 61.0      $ 42.1      $ 42.1
                                                                     ======      ======      ======      ======

Weighted average common shares outstanding                            103.3       103.1        99.8        99.5
Common share equivalents                                               19.2        19.0        22.5        21.8
                                                                     ------      ------      ------      ------
Weighted average common shares and common
 share equivalents                                                    122.5       122.1       122.3       121.3
                                                                     ======      ======      ======      ======
Earnings per common share and common
 share equivalent
 Income before extraordinary loss                                    $ 0.52        0.52      $ 0.34        0.35
 Extraordinary loss                                                   (0.02)      (0.02)        -           -
                                                                     ------      ------      ------      ------
 Net Income                                                          $ 0.50        0.50      $ 0.34        0.35
                                                                     ======      ======      ======      ======

Calculation of common share equivalents:

    Options and warrants to purchase common
       shares                                                          27.8        28.0        31.2        30.5
    Common shares assumed purchased with
       potential proceeds                                              (8.6)       (9.0)       (8.7)       (8.7)
                                                                     ------      ------      ------      ------
    Common share equivalents                                           19.2        19.0        22.5        21.8
                                                                     ======      ======      ======      ======

 Calculation of common shares assumed purchased with potential proceeds:

    Potential proceeds from exercise of options and
       warrants to purchase common shares                            $238.7      $233.6      $166.6      $151.1
    Common stock price used under the treasury
       stock method                                                  $27.62      $25.91      $19.12      $17.26
    Common shares assumed purchased with
       potential proceeds                                               8.6         9.0         8.7         8.7

    (Continued)

                         SAFEWAY INC. AND SUBSIDIARIES
                    Computation of Earnings Per Common Share and Common Share Equivalent (Continued) (in millions, except per share amounts)


                                                                                   36 Weeks Ended
                                                                    --------------------------------------------
                                                                     September 10, 1994      September 11, 1993
                                                                    --------------------    --------------------
                                                                     Fully                   Fully
                                                                    Diluted     Primary     Diluted      Primary
                                                                    -------     -------     -------      -------
Income before extraordinary loss                                     $164.5      $164.5      $ 76.4      $ 76.4
Extraordinary loss                                                    (10.1)      (10.1)        -           -
                                                                     ------      ------      ------      ------
Net income                                                           $154.4      $154.4      $ 76.4      $ 76.4
                                                                     ======      ======      ======      ======

Weighted average common shares outstanding                            103.3       102.4        99.8        99.2
Common share equivalents                                               19.2        19.1        22.5        20.7
                                                                     ------      ------      ------      ------
Weighted average common shares and common
 share equivalents                                                    122.5       121.5       122.3       119.9
                                                                     ======      ======      ======      ======

Earnings per common share and common
 share equivalent:


    Income before extraordinary loss                                 $ 1.34      $ 1.35      $ 0.63      $ 0.64
    Extraordinary loss                                                (0.08)      (0.08)        -           -
                                                                     ------      ------      ------      ------
    Net income                                                       $ 1.26      $ 1.27      $ 0.63      $ 0.64
                                                                     ======      ======      ======      ======

Calculation of common share equivalents:

    Options and warrants to purchase common shares                     27.8        28.6        31.0        29.6
    Common shares assumed purchased with potential
       proceeds                                                        (8.6)       (9.5)       (8.5)       (8.9)
                                                                     ------      ------      ------      ------
    Common share equivalents                                           19.2        19.1        22.5        20.7
                                                                     ======      ======      ======      ======
Calculation of common shares assumed purchased with
  potential proceeds:

    Potential proceeds from exercise of options and
       warrants to purchase common shares                            $237.4      $230.7      $162.3      $134.8
    Common stock price used under the treasury
       stock method                                                  $27.62      $24.33      $19.12      $15.07
    Common shares assumed purchased with
       potential proceeds                                               8.6         9.5         8.5         8.9







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